Exhibit 3

BY-LAWS

of

LENNAR CORPORATION

A Delaware Corporation

As Amended Through June 22, 2004

ARTICLE I

Offices

1.1 The registered office of the Corporation will be in the City of Wilmington, County of New Castle, State of Delaware.

1.2 The Corporation may also have offices at such other places, within or outside of the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

2.1 Meetings of stockholders will be held at such places within or outside of the State of Delaware as may be fixed from time to time by the Board of Directors.

2.2 Commencing with the year 1997, annual meetings of stockholders will be held on the first Tuesday after the first Monday of April of each year, or if that is a legal holiday, on the next following business day, at 11:00 a.m., or at such other date and time as may be fixed by the Board of Directors. At each annual meeting of stockholders, the stockholders will elect directors and transact such other business as may properly be brought before the meeting.

2.3 Special meetings of stockholders may be called at any time for any purpose or purposes by the Board of Directors or by the President, and must be called by the President or the Secretary upon the written request of a majority of the directors or upon the written request of the holders of at least a majority of all the outstanding shares of any class entitled to vote on the action proposed to be taken. Each written request must state the time, place and purpose or purposes of the proposed meeting. A special meeting of stockholders called by the Board of Directors or the President, other than one required to be called by reason of a written request of stockholders, may be cancelled by the Board of Directors at any time not less than 24 hours before the scheduled commencement of the meeting.

2.4 Written notice of each annual or special meeting of stockholders, stating the date, time and place of the meeting and the matters to be voted upon at it, must be given in the manner set forth in Article VI of these By-Laws not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at the meeting.

2.5 Except as otherwise required by law or the Certificate of Incorporation, the presence in person or by proxy of holders of a majority in voting power, and not less than one-third in number, of the shares entitled to vote at a meeting of stockholders will be necessary, and will constitute a quorum, for the transaction of business at such meeting. If a matter to be voted upon at a meeting requires the affirmative vote of the holders of any class of stock voting separately, the presence in person or by proxy of holders of a majority in voting power of the shares of that class will also be necessary to constitute a quorum with regard to that matter. If a quorum is not present or represented by proxy at any meeting of stockholders, the holders of a majority in voting power of the shares entitled to vote at the meeting who are present in person or represented by proxy may adjourn the meeting from time to time until a quorum is present. An adjourned meeting may be held without notice other than announcement at the meeting, except that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given in the manner set forth in Article VI to each stockholder of record entitled to vote at the adjourned meeting. Any business that could have been transacted at a meeting that is adjourned may be transacted at the adjourned meeting.

2.6 At any meeting of stockholders, each stockholder having the right to vote may vote in person or by proxy. Except as otherwise provided by law or in the Certificate of Incorporation, each stockholder will be entitled to one vote for each share of stock entitled to vote standing in that stockholder’s name on the books of the Corporation. All elections will be determined by plurality votes. Except as otherwise provided by law or in the Certificate of Incorporation or the By-Laws, each matter other than an election will be determined by the vote of a majority in voting power of the shares which are voted with regard to it.

2.7 Whenever the vote of stockholders at a meeting is required or permitted in connection with any corporate action, the meeting and vote may be dispensed with if the action is consented to in writing, or by telegram, cabelgram or other electronic transmission, by the holders of shares having at least the minimum number of votes that would be required to authorize the action at a meeting at which all shares entitled to vote were present and voted.

ARTICLE III

Directors

3.1 The Board of Directors will manage the business of the Corporation, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws.

3.2 The number of directors which will constitute the entire Board of Directors will be such number, not less than three nor more than fifteen, as is determined by the Board of Directors from time to time. Until further action by the Board of Directors, the number of directors which will constitute the entire Board of Directors will be ten. As used in these By-Laws, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

3.3 The Board of Directors will be divided into three classes, each of which will have the highest whole number of directors obtained by dividing the number of directors constituting the entire Board by three, with any additional directors allocated, one to a class, to the classes designated by the Board of Directors. The directors of each class will serve for a term of three years, and until their successors are elected and qualified, or, with regard to any director, until that director’s earlier death or resignation, except that as to directors elected at the first annual meeting of stockholders at which directors are elected in classes, the term of directors of one class will expire at the annual meeting following the first annual meeting at which directors are elected in classes and the term of directors of a second class will expire at the second annual meeting of stockholders following the first annual meeting at which directors are elected in classes. If at any time the number of directors constituting the entire Board is increased and that increased number of directors is not evenly divisible by three, the Board of Directors may at the time of the increase, determine to which class or classes to allocate the newly created directorships in excess of the number which makes the number of directors constituting the entire Board evenly divisible by three.

3.4 Any of the directors may be removed with or without cause by vote of the holders of a majority in voting power of the outstanding shares that are entitled to be voted with regard to elections of directors, except that if a director is elected by the holders of one or more classes or series, that director may be removed without cause only by vote of a majority in voting power of the shares of that class or series, or those classes or series.

3.5 Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board may be filled by vote of a majority of the directors then in office, even if less than a quorum exists. A director elected to fill a vacancy in any class, including a vacancy created by a newly created directorship, will serve until the next annual meeting of stockholders at which directors of that class are elected and until his or her successor is elected and qualified.

3.6 The Board of Directors, by the affirmative vote of a majority of the directors then in office, or by the affirmative vote of a majority of the members of a committee formed for the purpose of determining the compensation of directors, officers or employees, and irrespective of any personal interest of any of the members of the Board of Directors or the committee, may establish reasonable compensation of directors for services to the Corporation as directors, as well as establishing their compensation for services as officers, employees or otherwise. Directors will be reimbursed for the reasonable expenses they incur in attending meetings and otherwise performing their duties.

ARTICLE IV

Meetings of the Board of Directors

4.1 The first meeting of each newly elected Board of Directors will be held immediately following the annual meeting of the stockholders. If the meeting is held at the place of the meeting of stockholders, no notice of the meeting need be given to the newly elected directors. If the first meeting is not held at that time and place, it will be held at a time and place specified in a notice given in the manner provided for notice of special meetings of the Board of Directors.

4.2 Regular meetings of the Board of Directors may be held upon such notice, or without notice, at such times and at such places within or outside of the State of Delaware, as is determined from time to time by the Board of Directors.

4.3 Special meetings of the Board of Directors may be called by the Chairman of the Board, if there is one, or by the President, on at least two days’ notice to each director, and must be called by the President or the Secretary on at least two days’ notice at the written request of any two directors (which request may include the day on which the meeting is to be held).

4.4 Whenever notice of a meeting of the Board of Directors is required, the notice must be given in the manner set forth in Article VI of these By-Laws and must state the place, date and hour of the meeting. Except as provided by law, the Certificate of Incorporation, or other provisions of these By-Laws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or a waiver of notice of the meeting.

4.5 Except as otherwise required by law, the Certificate of Incorporation or other provisions of these By-Laws, a majority of the directors in office, but in no event less than one-third of the entire Board of Directors, will constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present will be the act of the Board of Directors. If a quorum is not present at any meeting of directors, a majority of the directors present at the meeting may adjourn the meeting from time to time, without notice of the adjourned meeting other than announcement at the meeting.

4.6 To the extent permitted by law, a director participating in a meeting by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other will be deemed present in person at the meeting and all acts taken by the director during his or her participation will be deemed taken at the meeting.

4.7 Any action of the Board of Directors may be taken without a meeting if all the members of the Board of Directors consent to that action in writing or by electronic transmission and the writings or electronic transmissions are filed with the minutes of the Board of Directors.

ARTICLE V

Committees

5.1 The Board of Directors may designate from among its members an Executive Committee and other committees, each consisting of two or more directors, and may also designate one or more of its members to serve as alternates on these committees. The Board of Directors shall designate an Independent Directors Committee from among its members who meet the requirements set forth in Section 5.3(a) of these By-Laws. If, because some members of a committee are disqualified from voting with regard to matters to be considered at a meeting, fewer than a majority of the members of the committee are able to vote at the meeting, the member or members of the committee who are not disqualified, even if less than a quorum, may by unanimous vote appoint another director to act at the meeting in place of each of the disqualified members.

5.2 To the extent permitted by law (including Section 141(c)(2) of the Delaware General Corporation Law), the Executive Committee will have all the authority of the Board of Directors, except as the Board otherwise provides, and the other committees will have such authority as the Board grants them. The Board of Directors will have power at any time to change the membership of any committees (including the Independent Directors Committee), to fill vacancies in their membership and to discharge any committees other than the Independent Directors Committee. All resolutions establishing or discharging committees, or granting or limiting authority of committees, may be adopted only by the affirmative vote of a majority of the entire Board of Directors.

5.3 (a) The Board of Directors shall appoint an Independent Directors Committee consisting of three or more Directors, none of whom is an officer or employee of the Corporation or of a subsidiary of the Corporation, and none of whom is a securityholder, director, officer or employee of LNR Property Corporation (“LNR”) or a subsidiary of LNR (each, an “Independent Director”). The Chairman of the Independent Directors Committee shall be selected by the Committee.

(b) The Corporation may not take any of the following actions, and the Board of Directors may not approve or authorize any of the following actions (if its approval or authorization is required), unless the action has been approved by the Independent Directors Committee:

(i) Instruct or permit the representatives of the Corporation or a subsidiary on the executive committee of Lennar Land Partners, Lennar Land Partners II, NWHL Investment LLC or LandSource Communities Development LLC, or on the board of directors, the executive committee or the similar governing body of any other entity of which the Corporation and LNR each owns, directly or through subsidiaries, at least 25% of the equity (a “Jointly Owned Entity”) to vote or consent with regard to any item which, (a) under the governing instrument of the Jointly Owned Entity, requires approval by the unanimous or supermajority vote of the members of the board of directors, executive committee or similar governing body of the Jointly Owned Entity, and (b) involves a transaction between the Jointly Owned Entity or any of its subsidiaries and LNR or any of its subsidiaries or (c) will have the effect of exempting a transaction between the Jointly Owned Entity or any of its subsidiaries and LNR or any of its subsidiaries from any requirement that it be approved by the unanimous or supermajority vote of the members of the board of directors, executive committee or the similar body of the Jointly Owned Entity.

(ii) Contribute, or permit any of its subsidiaries to contribute, any assets to a Jointly Owned Entity (however, a recommendation by the Corporation or a subsidiary that a Jointly Owned Entity acquire a property from an unrelated person will not be deemed a contribution of that property by the Corporation or by a subsidiary and will not require the approval of the Independent Directors Committee).

(iii) Exercise any option to purchase property from a Jointly Owned Entity, unless the terms of the option were approved by the Independent Directors Committee, or revise the exercise price of any such option.

(iv) Purchase any property or other assets from, or sell any property or other assets to, a Jointly Owned Entity (whether on exercise of an option or otherwise), directly or through a subsidiary, in a transaction or series of related transactions as to which the purchase price to be paid by the Corporation and its subsidiaries exceeds $10 million, except that approval of the Independent Directors Committee will not be required for a purchase in accordance with an agreement that has been approved by the Independent Directors Committee.

(v) Enter into, or permit any of its subsidiaries to enter into, any transaction with LNR or any of its subsidiaries, except that approval of the Independent Directors Committee will not be required for the Corporation or a subsidiary to carry out a transaction in accordance with an agreement that has been approved by the Independent Directors Committee.

(vi) Enter into, or permit any of its subsidiaries to enter into, an agreement that requires the Corporation or a subsidiary to engage in any transaction of the type described in any of clauses (ii) through (v).

(vii) Agree to any amendment of, or give any waiver or consent under, a material provision of an agreement relating to a transaction of the type described in any of clauses (ii) through (v).

(c) In order to enable the Independent Directors Committee to evaluate transactions which are subject to clauses (ii) through (v) of Section 5.3(b), the President of the Corporation will report to the Independent Directors Committee with regard to the exercise by the Corporation of options to purchase properties or other assets from Jointly Owned Entities not less frequently than once each fiscal quarter, and in any event whenever the aggregate amount paid or to be paid by the Corporation and its subsidiaries with regard to exercises which were not previously reported exceeds $25 million.

(d) The Independent Directors Committee may, at the request of the Board of Directors or of the Chief Executive Officer or Chief Financial Officer of the Corporation, review or investigate any transaction or matter involving the Corporation or a subsidiary, whether or not the transaction or matter involves LNR or a subsidiary.

5.4 Each committee must keep regular minutes of its proceedings and report to the Board of Directors as and when the Board requires. Unless the Board otherwise provides, a majority of the members of any committee may determine how actions are taken and the procedures to be followed at its meetings, and may fix the time and place of its meetings. Unless a majority of the members of a committee determine otherwise, the procedures of each committee will include permitting members to participate in meetings by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

5.5 Any action of a committee may be taken without a meeting if all the members of the committee consent to that action in writing or by electronic transmission and the writings or electronic transmissions are filed with the minutes of the committee.

ARTICLE VI

Notices

6.1 Any notice to a stockholder may be given personally or by mail. If mailed, a notice will be deemed given when it is deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of stockholders.

6.2 Any notice to a director may be given personally, by telephone or by mail, or by facsimile transmission, telegram, cable or other electronic transmission. A notice will be deemed given when it is actually given in person or by telephone, when it is received if it is given by facsimile transmission, telegram or other form of electronic transmission, on the third business day after the day on which it is deposited in the United States mail, postage prepaid, on the day on which it is delivered to a telegraph or cable company, or on the day after the day on which it is delivered to a nationwide delivery service for overnight delivery, directed to the director at his or her business address or at such other address as the director may have designated to the Secretary in writing as the address to which notices should be sent.

6.3 Any person may waive notice of any meeting by signing a written waiver, whether before or after the meeting. In addition, attendance at a meeting will be deemed a waiver of notice unless the person attends for the purpose, expressed to the meeting at its commencement, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII

Officers

7.1 The Board of Directors shall elect, as executive officers, a President, a Vice President, a Secretary and a Treasurer, and in their discretion a Chairman of the Board, additional Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers. Such officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders, and each shall hold office until the corresponding meeting of the Board in the next year and until his successor shall have been duly elected and qualified or until he shall have died or resigned or shall have been removed, in the manner provided herein. The powers and duties of Secretary and Treasurer may be exercised and performed by the same person, and a Vice President may at the same time hold any other single office except that of President.

7.2 Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors, at any regular or special meeting.

7.3 The Chairman of the Board, if elected, shall be a member of the Board of Directors and shall preside at its meetings. He shall keep in close touch with the administration of the affairs of the Corporation, shall advise and counsel with the President, and, in his absence, with other executives of the Corporation, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

7.4 The President shall be a member of the Board of Directors and the chief executive officer of the Corporation. Subject to the directions of the Board of Directors, he shall have and exercise direct charge of and general supervision over the business and affairs of the Corporation and shall perform all duties incident to the office of a president of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors.

7.5 The Board of Directors may appoint such subordinate officers as it may deem desirable. Each such officer shall hold office for such period as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties of those subordinate officers.

7.6 The officers of the Corporation, other than the Chairman of the Board and the President, will have such powers and perform such duties in the management of the business and affairs of the Corporation, subject to the control of the Board of Directors and the President, as generally pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board of Directors.

7.7 The Board of Directors may assign to officers or others descriptive titles (such as chief executive officer, chief operating officer, chief financial officer, principal accounting officer or general counsel) and may assign to vice presidents designations of priority (such as executive vice president, senior vice president or first vice president) or function (such as vice president – finance or a regional vice president).

7.8 Any officer may be removed at any time, either with or without cause, by the vote of a majority of the entire Board of Directors.

7.9 The compensation of officers will be fixed by the Board of Directors or a committee of the Board of Directors, or in such manner as the Board of Directors or a committee may provide.

7.10 The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

ARTICLE VIII

Certificates for Shares

8.1 The shares of stock of the Corporation will be represented by certificates, in such form as the Board of Directors may from time to time prescribe, signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary.

8.2 Any or all signatures upon a certificate may be a facsimile. Even if an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate ceases to be that officer, transfer agent or registrar before the certificate is issued, that certificate may be issued by the Corporation with the same effect as if he, she or it were that officer, transfer agent or registrar at the date of issue.

8.3 The Board of Directors may direct that a new certificate be issued in place of any certificate issued by the Corporation which is alleged to have been lost, stolen or destroyed. When doing so, the Board of Directors may prescribe such terms and conditions precedent to the issuance of the new certificate as it deems expedient, and may require a bond sufficient to indemnify the Corporation against any claim that may be made against it with regard to the allegedly lost, stolen or destroyed certificate or the issuance of the new certificate.

8.4 The Corporation or a transfer agent of the Corporation, upon surrender to it of a certificate representing shares, duly endorsed or accompanied by proper evidence of lawful succession, assignment or authority to transfer, shall issue a new certificate to the person entitled to it, and shall cancel the old certificate and record the transaction upon the books of the Corporation.

8.5 The Board of Directors may fix in advance a date as the record date for determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or to express consent to, or dissent from, any proposal without a meeting, or to receive payment of any dividend or allotment of any rights, or to take or be the subject of any other action. Except as otherwise required or permitted by law, that date must be not less than ten nor more than sixty days before the date of the meeting, nor more than sixty days before any other action. If no record date is fixed, the record date will be as provided by law. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders which has been made as provided in this Section will apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

8.6 The Corporation will for all purposes, be entitled to treat a person registered on its books as the owner of shares as the owner of those shares, with the exclusive right, among other things, to receive dividends and to vote with regard to those shares, and the Corporation will not be bound to recognize any equitable or other claim to or interest in shares of its stock on the part of any other person, whether or not the Corporation has notice of the claim or interest of the other person, except as otherwise provided by the laws of Delaware.

ARTICLE IX

Indemnification

9.1 The Corporation shall indemnify persons as provided in the Certificate of Incorporation.

ARTICLE X

General Provisions

10.1 The corporate seal will have inscribed on it the name of the Corporation, the year of its creation, the words “CORPORATE SEAL DELAWARE,” and such other appropriate legend as the Board of Directors may from time to time determine. Unless prohibited by the Board of Directors, a facsimile of the corporate seal may be affixed or reproduced in lieu of the corporate seal itself.

10.2 The books of the Corporation, except as such as are required by law to be kept within the State of Delaware, may be kept at such place or places within or outside of the State of Delaware as the Board of Directors may from time to time determine.

10.3 The fiscal year of the Corporation will end on November 30 of each year.

ARTICLE XI

Amendments

11.1 These By-Laws may be altered, amended or repealed and new By-Laws adopted by the holders of the Class A common stock and the Class B common stock of the Corporation voting as provided in the Corporation’s Certificate of Incorporation, or by the Board of Directors by a majority vote at any meeting called for that purpose, except that (a) Section 7.1, 7.2, 7.3 or 7.4 of Article VII, or this Article XI, of these By-Laws may only be altered amended or repealed with the affirmative vote of a majority of the outstanding stock entitled to vote on the election of directors, and (b) Section 5.3 of these By-Laws may only be altered, amended or repealed with the approval of the Independent Directors Committee or with the affirmative vote of the holders of a majority of the shares of Class A common stock (voting separate and apart from the Class B common stock) which are voted with respect to the alteration, amendment or repeal.

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